Exhibit 99.2

Invesco
Two Peachtree Pointe
1555 Peachtree Street, NE
Atlanta, Georgia 30309
404 892 0896
www.invesco.com

January 23, 2009

Mr. Evan S. Reed

Associate Counsel

Jackson Hewitt Tax Service Inc.

3 Sylvan Way – 3rd Floor

Parsippany, NJ 07054

Re:	Beneficial Ownership of Jackson Hewitt Tax Service Inc. Common Stock

Dear Mr. Reed:

I acknowledge receipt of your letter dated January 21, 2009 concerning this matter.

Invesco Ltd., on its behalf and on behalf of its subsidiaries (collectively, “Invesco”), hereby certifies that it inadvertently acquired in excess of 14.9% of the shares of the common stock of Jackson Hewitt Tax Service Inc. (the “Company”) during the period July 24 through July 28, 2008 inclusive. Invesco also certifies that it will not knowingly acquire additional shares of the Company’s common stock while it is the beneficial owner of greater than 15% of the shares of the Company’s common stock. Invesco has controls in place that it believes are effective to prevent it from acquiring such additional shares.

I trust that this letter is responsive to your request. Please feel free to contact me if you have any further questions regarding this matter.

Sincerely,

/s/ Lisa O. Brinkley
Lisa O. Brinkley
Global Compliance Director
Invesco Ltd.